Exhibit 5.1








                                 April 21, 1999




To the Board of Directors
of American National Can Group, Inc.

Ladies and Gentlemen:

                  We are acting as counsel for American National Can Group, Inc. (the "Company") in connection with the Registration Statement on Form S-1 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering by the selling stockholder of the Company listed in the Registration Statement (the "Selling Stockholder") of the Company's common stock, nominal value $0.01 per share (the "Common Stock").

                  We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Common Stock, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the issuance, offering and sale of the Common Stock, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. The Common Stock has been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company pursuant to the authority granted in the Resolutions and delivered by the Selling Stockholder to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company and will be legally issued, fully paid and nonassessable.





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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus contained therein.


                                             Very truly yours,


                                             /s/ Shearman & Sterling



RCT/RE/DB/EAB/JTC